UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 16, 2016 (November 14, 2016)

BANCORPSOUTH, INC.

(Exact name of registrant as specified in its charter)

Mississippi	1-12991	64-0659571
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Mississippi Plaza 201 South Spring Street Tupelo, Mississippi		38804
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (662) 680-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 16, 2016, BancorpSouth, Inc. (the “Company”) announced that William L. Prater, the Senior Executive Vice President, Treasurer and Chief Financial Officer of the Company and BancorpSouth Bank (the “Bank”), informed the Company of his intention to retire effective as of March 10, 2017 (the “Retirement Date”).

In connection with Mr. Prater’s planned retirement, the Company, the Bank, and Mr. Prater entered into a Retirement and Consulting Agreement, dated November 14, 2016 (the “Agreement”). The Agreement provides for, among other things, the following:

Consideration

•	The Company will pay Mr. Prater a lump sum payment of approximately $466,000 on the day following the six-month anniversary of the Retirement Date for his forfeited restricted stock awards under the BancorpSouth, Inc. Long-Term Equity Incentive Plan.

•	The Company will pay Mr. Prater a lump sum payment of approximately $150,000 on the Retirement Date for Mr. Prater’s earned but unpaid wages, accrued but unused vacation and annual cash incentive awards payable under the Company’s Executive Performance Incentive Plan.

•	Mr. Prater will be able to accrue a “Year of Participation” under the terms of the Company’s Split-Dollar Life Insurance Plan.

•	Mr. Prater’s retirement on the Retirement Date will not result in a forfeiture of Mr. Prater’s performance share awards.

•	With respect to Mr. Prater’s Performance Shares awarded January 2, 2015 (the “2015 Award”) with target performance of 2,000 shares, the calculation of the shares that are earned under the 2015 Award will be based on performance through December 31, 2016. The payment earned under the 2015 Award will be made between January 1, 2018 and January 31, 2018, provided that Mr. Prater remains employed through the Retirement Date.

•	With respect to Mr. Prater’s Performance Shares awarded January 27, 2016 (the “2016 Award”) with target performance of 1,650 shares, the calculation of the shares that are earned under the 2016 Award will be based on performance through December 31, 2017, but reduced by a 62.5% pro rata adjustment for the portion of the performance period that Mr. Prater remains employed through the Retirement Date. The payment earned under the 2016 Award will be made between January 1, 2019 and January 31, 2019, provided that Mr. Prater remains employed through the Retirement Date.

Consulting

•	Mr. Prater will provide consulting services after the Retirement Date in order to assist the Company in transitioning his duties to his successor.

•	The consulting period will continue until June 30, 2018 and will be subject to renewal (the “Consulting Period”).

•	Mr. Prater will not spend more than 32 hours per month as a consultant under the Agreement.

•	The Company will pay $5,000 per month for consulting services under the Agreement.

Restrictive Covenants

•	Mr. Prater is generally restricted from competing with the Company during the period that commences on the Retirement Date and that terminates at the end of the Consulting Period.

•	Mr. Prater is also restricted from soliciting any of the Company’s customers or employees during the period that commences on the Retirement Date and that terminates two (2) years after the end of the Consulting Period.

Further, because Mr. Prater is a “specified employee” under section 409A of the Internal Revenue Code of 1986, as amended, the distribution of benefits that he will receive under the retirement plans that are non-qualified deferred compensation programs will not commence until six months after the Retirement Date.

Mr. Prater’s retirement is not the result of any disagreement with the Company or the Bank or any matter relating to the operations, policies or practices of the Company or Bank.

The foregoing description of the Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Retirement and Consulting Agreement which is filed as Exhibit 10.1 to this Current Report on Form 8-K (this “Report”) and which is incorporated herein by reference in its entirety.

In addition, a copy of the news release announcing Mr. Prater’s retirement is furnished as Exhibit 99.1 to this Report.

Section 9 – Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit 10.1	Retirement and Consulting Agreement, dated November 14, 2016, by and between BancorpSouth, Inc., BancorpSouth Bank and William L. Prater

Exhibit 99.1	News Release issued on November 16, 2016 by BancorpSouth, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BANCORPSOUTH, INC.

By:	/s/ Cathy S. Freeman
Cathy S. Freeman
Senior Executive Vice President and
Chief Administrative Officer

Date: November 16, 2016

EXHIBIT INDEX

Exhibit Number	Description

Exhibit 10.1	Retirement and Consulting Agreement, dated November 14, 2016, by and between BancorpSouth, Inc., BancorpSouth Bank and William L. Prater.

Exhibit 99.1	News Release issued on November 16, 2016 by BancorpSouth Inc.